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                                                                    Exhibit 1.2

                          SECURITY AND PLEDGE AGREEMENT
                                    (SIVAULT)

1.       Identification.

         This Security and Pledge Agreement (the "Agreement"), dated as of November ___, 2004, is entered into by and between SiVault Systems, Inc., a Nevada corporation ("SiVault" or "Debtor"), and Barbara Mittman, as collateral agent acting in the manner and to the extent described in the Collateral Agent Agreement defined below (the "Collateral Agent"), for the benefit of the parties identified on Schedule A hereto (collectively, the "Lenders").

2. Recitals.

         2.1 The Lenders have made or are making loans and will make additional loans to SiVault (the "Loans"). It is beneficial to SiVault that the Loans were made, are being made and will be made.

         2.2 The Loans are and will be evidenced by certain variable interest rate convertible promissory notes (each a "Convertible Note") issued by SiVault on or about the date of this Agreement and issuable after the date of this Agreement, pursuant to subscription agreements (each a "Subscription Agreement") to which SiVault and Lenders are parties. The Notes are further identified on Schedule A hereto and were and will be executed by SiVault as "Borrower" or "Debtor" for the benefit of each Lender as the "Holder" or "Lender" thereof.

         2.3 In consideration of the Loans made by Lenders to SiVault and for other good and valuable consideration, and as security for the performance by SiVault of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lenders arising under the Notes presently outstanding or to be outstanding in the future, Subscription Agreements, and any other agreement between or among them (collectively, the "Obligations"), SiVault, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth. Obligations include all future advances by Lenders to SiVault advanced on a pro rata basis by all Lenders on substantially the same terms.

         2.4 The Lenders have appointed Barbara Mittman as Collateral Agent pursuant to that certain Collateral Agent Agreement dated at or about November ____, 2004 ("Collateral Agent Agreement"), among the Lenders and Collateral Agent.

         2.5 The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.

3. Grant of General Security Interest in Collateral.

         3.1 As security for the Obligations of Debtor, SiVault hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral.


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         3.2 "Collateral" shall mean all of the following property of SiVault:

                  (A) All now owned and hereafter acquired right, title and interest of SiVault in, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, and as set forth below:

                           (i) Accounts: All now owned and hereafter acquired
right, title and interest of SiVault in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by SiVault, as well as its affiliates, agreements or property securing or relating to any of the items referred to above;

                           (ii) Goods: All now owned and hereafter acquired
right, title and interest of SiVault in, to and in respect of goods, including, but not limited to:

                                    (a) All Inventory, wherever located, whether
now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in SiVault' business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to SiVault by its customers or repossessed by SiVault and all of SiVault' right, title and interest in and to the foregoing (including all of SiVault' rights as a seller of goods);

                                    (b) All Equipment and fixtures, wherever
located, whether now owned or hereafter acquired, including, without limitation, all machinery, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to SiVault' rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

                           (iii) Property: All now owned and hereafter acquired
right, title and interests of SiVault in, to and in respect of any real or other personal property in or upon which SiVault has or may hereafter have a security interest, lien or right of setoff;

                           (iv) Books and Records: All present and future books
and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of SiVault, any computer service bureau or other third party; and


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                           (v) Products and Proceeds: All products and Proceeds
of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

                  (B) All now owned and hereafter acquired right, title and interest of SiVault in, to and in respect of the following:

                           (i) the shares of stock, partnership interests,
member interests or other equity interests at any time and from time to time acquired by SiVault of any and all entities now or hereafter existing, all or a portion of such stock or other equity interests which are acquired by such entities at any time (such entities, together with the existing issuers, being hereinafter referred to collectively as the "Pledged Issuers" and individually as a "Pledged Issuer"), the certificates representing such shares, partnership interests, member interests or other interests all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, partnership interests, member interests or other interests;

                           (ii) all additional shares of stock, partnership
interests, member interests or other equity interests from time to time acquired by SiVault, of any Pledged Issuer, the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity; and

                           (iii) all security entitlements of SiVault in, and
all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by SiVault and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

         3.3 The Collateral Agent is hereby specifically authorized, after the Maturity Date (defined in the Notes) accelerated or otherwise, or after an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Collateral Agent and to take any and all action deemed advisable to the Collateral Agent to remove any transfer restrictions affecting the Collateral.

4. Perfection of Security Interest.

         4.1 SiVault shall prepare, execute and deliver to the Collateral Agent UCC-1 Financing Statements. The Collateral Agent is instructed to prepare and file at SiVault's cost and expense, financing statements in such jurisdictions deemed advisable to the Collateral Agent, including but not limited to Nevada and California. The Financing Statements are deemed to have been filed for the benefit of the Collateral Agent and Lenders identified on Schedule A hereto.


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         4.2 All other certificates and instruments constituting Collateral from time to time required to be pledged to Collateral Agent pursuant to the terms hereof (the "Additional Collateral") shall be delivered to Collateral Agent promptly upon receipt thereof by or on behalf of SiVault. All such certificates and instruments shall be held by or on behalf of Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to Collateral Agent. If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, SiVault shall cause Collateral Agent (or its custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by Collateral Agent with respect to such securities without further consent by SiVault. If any Collateral consists of security entitlements, SiVault shall transfer such security entitlements to Collateral Agent (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by Collateral Agent without further consent by SiVault.

         4.3 Within five (5) days after the receipt by SiVault of any Additional Collateral, a Pledge Amendment, duly executed by SiVault, in substantially the form of Annex I hereto (a "Pledge Amendment"), shall be delivered to Collateral Agent in respect of the Additional Collateral to be pledged pursuant to this Agreement. SiVault hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder constitute Collateral.

         4.4 If SiVault shall receive, by virtue of SiVault's being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by SiVault pursuant to Section 5.2 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, SiVault shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of Collateral Agent, shall segregate it from SiVault's other property and shall deliver it forthwith to Collateral Agent, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Collateral Agent as Collateral and as further collateral security for the Obligations.

5. Distribution on Liquidation.

         5.1 If any sum is paid as a liquidating distribution on or with respect to the Collateral, SiVault shall deliver same to the Collateral Agent to be applied to the Obligations, then due, in accordance with the terms of the Convertible Notes.

         5.2 So long as no Event of Default exists, SiVault shall be entitled
(i) to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lenders and does not impair the Collateral and (ii) may receive and retain any and all dividends, interest payments or other distributions paid in respect of the Collateral.


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         5.3. Upon the occurrence and during the continuation of an Event of
Default, all rights of SiVault, upon notice given by Collateral Agent, to exercise the voting power and receive payments, which it would otherwise be entitled to pursuant to Section 5.2, shall be suspended and all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to exercise such voting power and receive such payments.

         5.4 All dividends, distributions, interest and other payments which are received by SiVault contrary to the provisions of Section 5.3 shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of SiVault, and shall be forthwith paid over to Collateral Agent as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Collateral Agent as Collateral and as further collateral security for the Obligations.

6. Further Action By SiVault; Covenants and Warranties.

         6.1 Collateral Agent at all times shall have a perfected security interest in the Collateral. Subject to the security interests described herein, SiVault has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. Collateral Agent's security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Collateral Agent except for and subject to the security interest granted by Borrowers to Edinburgh Investment LLC on October 17, 2003 recorded as Document Number 2003027831-0 in the Office of the Secretary of State of Nevada. SiVault will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Collateral Agent to establish, maintain and continue the perfected security interest of Collateral Agent in the Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Collateral Agent from time to time to establish and determine the validity and the continuing priority of the security interest of Collateral Agent, and also pay all other claims and charges that, in the opinion of Collateral Agent, exercised in good faith, are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or Collateral Agent's or Lender's security interests therein.

         6.2 Other than in the ordinary course of business, and except for Collateral which is substituted by assets of identical or greater value or which has become obsolete or is of inconsequential in value, SiVault will not sell, transfer, assign or pledge those items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of Collateral Agent other than a transfer of the Collateral to a wholly-owned subsidiary on prior notice to Collateral Agent, and provided the Collateral remains subject to the security interest herein described. Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Collateral Agent consents to any sale of the Collateral, except as provided herein. Sales of Collateral in the ordinary course of business shall be free of the security interest of Lenders and Collateral Agent and Lenders and Collateral Agent shall promptly execute such documents (including without limitation releases and termination statements) as may be required by Debtor to evidence or effectuate the same.

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         6.3 SiVault will, at all reasonable times and upon reasonable notice, allow Collateral Agent or its representatives free and complete access to the Collateral and all of SiVault's records which in any way relate to the Collateral, for such inspection and examination as Collateral Agent reasonably deems necessary.

         6.4 SiVault, at its sole cost and expense, will protect and defend this Security Agreement, all of the rights of Collateral Agent and Lenders hereunder, and the Collateral against the claims and demands of all other persons.

         6.5 SiVault will promptly notify Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of Collateral Agent under this Security Agreement in any material respect.

         6.6 SiVault, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property. The insurance policies to be obtained by SiVault shall be in form and amounts reasonably acceptable to Collateral Agent. SiVault shall make the Collateral Agent a first loss payee thereon to the extent of its interest in the Collateral. Collateral Agent is hereby irrevocably (until the Obligations are paid in full) appointed SiVault' attorney-in-fact to endorse any check or draft that may be payable to SiVault so that Collateral Agent may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance (subject to the rights of senior secured parties), less any costs and expenses incurred or paid by Collateral Agent in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

         6.7 Collateral Agent may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by SiVault. Upon SiVault' failure to do so, all amounts expended by Collateral Agent in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by SiVault to Collateral Agent upon demand and shall bear interest at the lesser of 18% per annum or the highest legal amount from the dates of such expenditures until paid.

         6.8 Upon the request of Collateral Agent, SiVault will furnish to Collateral Agent within five (5) business days thereafter, or to any proposed assignee of this Security Agreement, a written statement in form reasonably satisfactory to Collateral Agent, duly acknowledged, certifying the amount of the principal and interest and any other sum then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of SiVault securing the Obligations. In connection with any assignment by Collateral Agent of this Security Agreement, SiVault hereby agrees to cause the insurance policies required hereby to be carried by SiVault, if any, to be endorsed in form satisfactory to Collateral Agent or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Collateral Agent within ten
(10) calendar days after request therefor by Collateral Agent.

         6.9 SiVault will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to perfect its security interest hereunder.

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         6.10 SiVault represents and warrants that it is the true and lawful exclusive owner of the Collateral, free and clear of any liens and encumbrances.

         6.11 SiVault hereby agrees not to divest itself of any right under the Collateral except as permitted herein absent prior written approval of the Collateral Agent, except to a subsidiary organized and located in the United States on prior notice to Collateral Agent provided the Collateral remains subject to the security interest herein described.

         6.12 SiVault shall cause each Subsidiary of SiVault not in existence on the date hereof to execute and deliver to Collateral Agent promptly and in any event within 10 days after the formation, acquisition or change in status thereof (A) a guaranty guaranteeing the Obligations and (B) a security and pledge agreement in substantially the form of this Agreement, together with (x) certificates evidencing all of the capital stock of any entity owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any lien purported to be covered by any such pledge and security Agreement or otherwise to effect the intent that all property and assets of such Subsidiary shall become Collateral for the Obligations. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 50% of
(A) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

7. Power of Attorney.

         After the occurrence and during the uncured continuation of an Event of Default as defined in Section 9 below, SiVault hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of SiVault, with full power of substitution, in the place and stead of SiVault and in the name of SiVault or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.

8. Performance By The Collateral Agent.

         If SiVault fails to perform any material covenant, agreement, duty or obligation of SiVault under this Agreement, the Collateral Agent may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Collateral Agent incurred in connection with the foregoing authorization shall be payable by SiVault as provided in Paragraph 12.1 hereof. No discretionary right, remedy or power granted to the Collateral Agent under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Collateral Agent with respect thereto, such rights, remedies and powers being solely for the protection of the Collateral Agent.

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9. Event of Default.

         An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined and described in this Agreement, in the Notes, Subscription Agreement, and any other agreement to which SiVault and Collateral Agent or a Lender are parties. Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, for the benefit of the Lenders, and the Collateral Agent may dispose of Collateral as provided below. A default by SiVault of any of its material obligations pursuant to this Agreement shall be an Event of Default hereunder and an event of default as defined in the Notes, and Subscription Agreement.

10. Disposition of Collateral.

         Upon and after any Event of Default which is then continuing,

         10.1 The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Collateral Agent shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

         10.2 If any notice to SiVault of the sale or other disposition of Collateral is required by then applicable law, five business (5) days prior written notice (which SiVault agrees is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to SiVault of the time and place of any sale of Collateral which SiVault hereby agrees may be by private sale. The rights granted in this Section are in addition to any and all rights available to Collateral Agent under the Uniform Commercial Code.

         10.3 The Collateral Agent is authorized, at any such sale, if the Collateral Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Collateral Agent deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

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         10.4 All proceeds received by the Collateral Agent for the benefit of the Lenders in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Collateral Agent pursuant to Paragraph 12.1 hereof) against the Obligations pro rata among the Lenders in proportion to their interests in the Obligations. Upon payment in full of all Obligations, SiVault shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Collateral Agent incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Collateral Agent to SiVault shall be without representation or warranty of any nature whatsoever and wholly without recourse. To the extent allowed by law, each Lender may purchase the Collateral and pay for such purchase by offsetting up to such Lender's pro rata portion of the proceeds with sums owed to such Lender by SiVault arising under the Obligations or any other source.

11. Waiver of Automatic Stay. SiVault acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against SiVault, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Collateral Agent should be entitled to, among other relief to which the Collateral Agent or Lenders may be entitled under the Note, Subscription Agreement and any other agreement to which the Debtor, Lenders or Collateral Agent are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Collateral Agent to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. SiVault EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, SiVault EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE COLLATERAL AGENT TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. SiVault hereby consents to any motion for relief from stay which may be filed by the Collateral Agent in any bankruptcy or insolvency proceeding initiated by or against SiVault, and further agrees not to file any opposition to any motion for relief from stay filed by the Collateral Agent. SiVault represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Collateral Agent would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. SiVault further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Collateral Agent nor any person acting on behalf of the Collateral Agent has made any representations to induce this waiver, that SiVault has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by SiVault and that SiVault has had the opportunity to discuss this waiver with counsel. SiVault further agrees that any bankruptcy or insolvency proceeding initiated by SiVault will only be brought in the Federal Court within the Southern District of New York.

12.      Miscellaneous.

         12.1 Expenses. SiVault shall pay to the Collateral Agent, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Collateral Agent may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Collateral Agent hereunder or with respect to any or all of the Obligations upon breach or threatened breach; or (c) failure by SiVault to perform and observe any agreements of SiVault contained herein which are performed by the Collateral Agent after any required notice to SiVault.

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         12.2 Waivers, Amendment and Remedies. No course of dealing by the
Collateral Agent and no failure by the Collateral Agent to exercise, or delay by the Collateral Agent in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by SiVault therefrom, shall, in any event, be effective unless contained in a writing signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Collateral Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent from time to time in such order as the Collateral Agent may elect.

         12.3 Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

        To SiVault:                SiVault Systems, Inc.
                                   500 Fifth Avenue, Suite 1650
                                   New York, NY 10110
                                   Attn: Emilian Elferatos, President & CEO
                                   Fax: (212) 810-2427

        With a copy by to:         Thomas G. Amon, Esq.
                                   500 Fifth Avenue, Suite 1650
                                   New York, NY 10110
                                   Fax: (212) 810-2427

        To Lenders:                To the addresses and telecopier numbers
                                   set forth on Schedule A

        To the Collateral Agent:   Barbara R. Mittman
                                   Grushko & Mittman, P.C.
                                   551 Fifth Avenue, Suite 1601
                                   New York, New York 10176
                                   Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

         12.4 Term; Binding Effect. This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon SiVault, and its successors and permitted assigns; and (c) inure to the benefit of the Collateral Agent, for the benefit of the Lenders and their respective successors and assigns. All the rights and benefits granted by Debtor to the Collateral Agent and Lenders in the Loan Documents and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and Lenders.

         12.5 Captions. The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

         12.6 Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Any legal action or proceeding against SiVault with respect to this Agreement may be brought in the courts in the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, SiVault hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. SiVault hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

         12.7 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"                                             "THE COLLATERAL AGENT"
SIVAULT SYSTEMS, INC.                                BARBARA R. MITTMAN
a Nevada corporation


By: _____________________________________   ____________________________________


Its: _____________________________________


                             APPROVED BY "LENDERS":




_____________________________________       ____________________________________
LONGVIEW EQUITY FUND, LP                    LONGVIEW FUND, LP




_____________________________________       ____________________________________
LONGVIEW INTERNATIONAL EQUITY
FUND, LP









               THIS SECURITY AGREEMENT MAY BE SIGNED BY FACSIMILE
          SIGNATURE AND DELIVERED BY CONFIRMED FACSIMILE TRANSMISSION.

                   SCHEDULE A TO SECURITY AND PLEDGE AGREEMENT





---------------------------------------------------------- ---------------------------- --------------------------------
SUBSCRIBER                                                 INITIAL CLOSING NOTE         SECOND CLOSING NOTE (SECOND
                                                           (INITIAL CLOSING PURCHASE    CLOSING PURCHASE PRICE)
                                                           PRICE)
---------------------------------------------------------- ---------------------------- --------------------------------
LONGVIEW EQUITY FUND, LP                                   $920,000                     $920,000
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5300
---------------------------------------------------------- ---------------------------- --------------------------------
LONGVIEW FUND, LP                                          $350,000                     $350,000
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5300
---------------------------------------------------------- ---------------------------- --------------------------------
LONGVIEW INTERNATIONAL EQUITY FUND, LP                     $230,000                     $230,000
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5300
---------------------------------------------------------- ---------------------------- --------------------------------
TOTAL                                                      $1,500,000.00                $1,500,000.00
---------------------------------------------------------- ---------------------------- --------------------------------

                                     ANNEX I

                                       TO

                          SECURITY AND PLEDGE AGREEMENT

                                PLEDGE AMENDMENT

         This Pledge Amendment, dated _________ __ 200_, is delivered pursuant to Section 4.3 of the Security and Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Security and Pledge Agreement, dated November ___, 2004, as it may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time and that the shares listed on this Pledge Amendment shall be hereby pledged and assigned to Collateral Agent and become part of the Collateral referred to in such Security and Pledge Agreement and shall secure all of the Obligations referred to in such Security and Pledge Agreement.



------------------- --------------- ------------- ----------------
                        Number                       Certificate
Name of Issuer         of Shares        Class         Number(s)
------------------- --------------- ------------- ----------------

------------------- --------------- ------------- ----------------

------------------- --------------- ------------- ----------------

------------------- --------------- ------------- ----------------



                                         SIVAULT SYSTEMS, INC.


                                         By:    _____________________________
                                                Name:
                                                Title: